Exhibit 10.2

SCHEDULE I

CHANGE OF CONTROL SEVERANCE PLAN PARTICIPANTS

Benefit Level - 3

Baxter, Warner L.	Mark, Richard J.
Borkowski, Maureen A.	Moehn, Michael
Cole, Daniel F.	Naslund, Charles D.
Heflin, Adam C.	Nelson, Gregory L.
Heger, Mary P. *	Sullivan, Steven R.
Lindgren, Mark C.	Voss, Thomas R.
Lyons Jr., Martin J.

Benefit Level - 2
Barnes, Lynn M.	Mueller, Michael G.
Birdsong, Jerre E.	Nelson, Craig D.
Birk, Mark C.	Ogden, Stan E.
Brawley, Mark	Pate, Ron D.
Coyne, Kendall D. *	Power, Joseph M.
DeGraw, Kevin	Reasoner, Cleveland O. *
Diya, Fadi M.	Schepers, David J.
Eacret, Mark *	Schukar, Shawn E.
Glaeser, Scott A.	Sobule, James A.
Harvey-Davis, Sharon *	Steinke, Bruce A.
Hunt, David R. *	Wakeman, David N. *
Iselin, Christopher A.	Weisenborn, Dennis W.
Kidwell, Stephen M.	Wiseman, D. Scott *
Menne, Michael L.	Wood, Warren T. *

*	Not eligible for excise tax gross-up provisions

Date: October 11, 2012